                                                                     EXHIBIT 10



                           ASSET PURCHASE AGREEMENT

                                by and between

                             COMPUTER PLUS, INC.

                                     and

                             DATAFLEX CORPORATION

                                    AS OF

                                MARCH 31, 1997

                              TABLE OF CONTENTS

                                                                             Page
                                                                             ----
1.      Agreement to Sell and Agreement to Purchase........................... 2
        1.1   Assets to be Conveyed........................................... 2
        1.2   Excluded Assets ................................................ 2
        1.3   Further Assurances.............................................. 3
        1.4   Closing......................................................... 3

2.      Consideration to be Paid by Buyer..................................... 3
        2.1   Purchase Price and Allocation................................... 3
        2.2   Payment of Purchase Price for Acquisition Assets................ 4

3.      Assumption of Executory and Other Liabilities......................... 4
        3.1   Executory Liabilities Assumed by Buyer.......................... 4
        3.2   Liabilities Not Assumed by Buyer................................ 4

4.      Representations and Warranties of Seller.............................. 4
        4.1   Organization and Good Standing.................................. 4
        4.2   Authorization of Agreement...................................... 4
        4.3   Ownership of Acquisition Assets................................. 5
        4.4   Property of Seller.............................................. 5
              4.4.1  Real Property............................................ 5
              4.4.2  Tangible Personal Property............................... 6
              4.4.3  Intangible Personal Property............................. 6
        4.5   Financial Statements and Other Information;
              Financial Condition............................................. 6
        4.6   Absence of Certain Changes or Events............................ 7
        4.7   Agreement Not in Breach of Other Instruments.................... 8
        4.8   Labor and Employment Matters.................................... 8
        4.9   Pension and Employee Benefits Plans............................. 8
        4.10  Litigation...................................................... 9
        4.11  Contracts....................................................... 9
        4.12  Regulatory Approvals............................................10
        4.13  Compliance with Law.............................................10
        4.14  Insurance.......................................................10
        4.15  Customers.......................................................11
        4.16  Environmental Compliance........................................11
        4.17  Disclosure......................................................12

5.      Representations and Warranties of Buyer...............................12
        5.1   Organization and Corporate Authority............................12
        5.2   Agreement Not in Breach of Other Instruments....................12
        5.3   Regulatory Approvals............................................12
        5.4   Disclosure......................................................12

                              TABLE OF CONTENTS
                                 (continued)

                                                                              Page
                                                                              ----
6.      Certain Agreements of the Parties..................................... 13
        6.1   Access.......................................................... 13
        6.2   Confidentiality................................................. 13
        6.3   Conduct of Business............................................. 13
        6.4   Preservation of Organization.................................... 13
        6.5   Covenant Not to Compete......................................... 13
        6.6   Personal Property Tax Adjustments After the Closing Date........ 14
        6.7   Condition to Transfer of Certain Contracts...................... 14
        6.8   Warranty Obligations............................................ 15
        6.9   Employees and Employment Contract............................... 16
        6.10  Non-Solicitation................................................ 16
        6.11  Operation of the Business before Closing........................ 16
        6.12  Sublease and Services........................................... 16

7.      Indemnification....................................................... 16
        7.1   Indemnification by Seller....................................... 17
        7.2   Indemnification by Buyer........................................ 17
        7.3   Claims for Indemnification...................................... 17
        7.4   Defense by Indemnifying Party................................... 18
        7.5   Limitations on Indemnification.................................. 18

8.      Conditions to Closing................................................. 19
        8.1   Conditions to Obligations of Each Party......................... 19
              8.1.1   No Action or Proceeding................................. 19
              8.1.2   Compliance with Law..................................... 19
              8.1.3   Consents to Assignments of Certain Contracts............ 19
        8.2   Conditions to Obligations of Buyer.............................. 19
              8.2.1   Representations and Warranties True..................... 19
              8.2.2   Seller's Performance.................................... 19
              8.2.3   Authority............................................... 19
              8.2.4   Additional Closing Documents of Seller.................. 19
              8.2.5   No Adverse Changes...................................... 20
        8.3   Conditions to Obligations of Seller............................. 20
              8.3.1   Representations and Warranties True..................... 20
              8.3.2   Buyer's Performance..................................... 20
              8.3.3   Authority............................................... 20
              8.3.4   Additional Closing Documents of Buyer................... 21


                              TABLE OF CONTENTS
                                 (continued)

                                                                              Page
                                                                              ----

9.      Dispute Resolution.................................................... 21
        9.1   Mediation....................................................... 21
        9.2   Arbitration..................................................... 21
        9.3   Costs and Attorneys' Fees....................................... 22
        9.4   Tolling Statute of Limitations.................................. 22

10.     Miscellaneous......................................................... 22
        10.1  Notices......................................................... 22
        10.2  Assignability and Parties in Interest........................... 23
        10.3  Governing Law................................................... 23
        10.4  Counterparts.................................................... 23
        10.5  Indemnification for Brokerage................................... 23
        10.6  Publicity....................................................... 23
        10.7  Complete Agreement.............................................. 24
        10.8  Modifications, Amendments and Waivers........................... 24
        10.9  Interpretation.................................................. 24
        10.10 Severability.................................................... 24
        10.11 Due Diligence Investigation..................................... 24
        10.12 Expenses of Transactions........................................ 25

EXHIBIT A - Fair Market Value of Fixed Assets
EXHIBIT B - Counties and Political Subdivisions
EXHIBIT C - Employment Contract
EXHIBIT D - Description of Sublease and Service Terms
SELLER'S SCHEDULE

                           ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 31st day of March, 1997 between DATAFLEX CORPORATION., a New Jersey corporation ("Seller"), and COMPUTER PLUS, INC., a Nevada corporation ("Buyer").

                                  RECITALS:

        A. Seller's DataFlex Education division is engaged in the business ("Business") of providing services and training, including, without limitation, network services, computer products, professional development, warranty, installation, consulting, temporary staffing, maintenance services and training to the kindergarten through twelfth grade educational market, and the Apple Repair Exchange Program.

        B. Seller conducts the operations of the Business at the following facilities ("Operations Facilities"):

                        6870 Hillshire #15
                        Memphis, TN 38134

                        One University Place
                        8801 J.M. Keynes, Suite 450
                        Charlotte, NC 28262

                        861 Hercules Avenue North
                        Clearwater, Florida 34625

                        2145 Calument Street
                        Clearwater, Florida 34625

                        2514 Hollywood Boulevard, Suite 201
                        Hollywood, Florida 33020

                        1900 Lake Park Drive, Suite 350
                        Smyrna, Georgia 30080

        C. Seller desires to sell to Buyer the Business, including substantially all of the assets of its DataFlex Education division (except those hereinafter specifically excluded from such sale), and Buyer desires to acquire the Business and assets on the terms and conditions hereinafter set forth.

        D. Buyer will not assume any liabilities of the Business, except for certain enumerated contractual obligations of the Business, as set forth below.

                                  AGREEMENT:

        In consideration of the foregoing and the mutual promises, representations, covenants and conditions contained herein, the parties agree as follows:

1.  AGREEMENT TO SELL AND AGREEMENT TO PURCHASE.

    1.1 ASSETS TO BE CONVEYED. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as that term is defined below) Seller shall convey and deliver to Buyer, and Buyer shall acquire, the following assets, properties and rights of Seller ("Acquisition Assets") which exist at the close of business on March 31, 1997 ("Determination Date"):

        (a) The Business, together with all books, records and accounts, correspondence, production records, employment records and any confidential information which has been reduced to writing relating to or arising out of the Business;

        (b) All rights of Seller under express or implied warranties from the suppliers of Seller with respect to the Acquisition Assets;

        (c) Subject to Section 6.7, all of Seller's right, title and interest in and to each lease, license, contract, agreement, purchase or sales order (including releases of quantities pursuant thereto), indenture or commitment, written, electronic or oral, relating to the Business, including, without limitation, employee secrecy agreements between Seller and any employee of the Business (all of the foregoing to be assigned to Buyer pursuant hereto or the benefits under which are to be provided to Buyer pursuant to Section 6.7 of this Agreement are referred to collectively as the "Contracts" and individually as a "Contract");

        (d) All of the equipment and furniture set forth in Section 1.1(d) of the scheduled attached hereto ("Seller's Schedule") executed by the President or any Vice President and the Secretary or any Assistant Secretary of Seller ("Fixed Assets");

        (e) All of Seller's right, title and interest in the courseware set forth in Section 1.1(e) of the Seller's Schedule ("Proprietary Rights");

        (f) The inventory set forth set forth in Section 1.1(f) of the Seller's Schedule; and

        (g) Except as specifically provided in Section 1.2, all other assets and properties of the Business whether tangible or intangible, real or personal.

    1.2 EXCLUDED ASSETS. In addition to assets excluded from the definition of Acquisition Assets in Section 1.1 and notwithstanding anything contained in
Section 1.1 to the contrary, Seller
is not selling, and Buyer is not purchasing, pursuant to this Agreement, any of the following all of which shall be retained by Seller ("Excluded Assets");

                (a)     Any cash of Seller;

                (b) Any inventory of Seller other than the inventory set forth in Section 1.1(f) of the Seller's Schedule;

                (c) Any claims asserted by Seller in any litigation involving Seller, whether or not disclosed in Section 4.10 of the Seller's Schedule, other than claims arising out of breaches of express or implied warranties relating to any of the Acquisition Assets;

                (d) Seller's minute books, tax returns and other corporate documents;

                (e) Seller's rights under the insurance policies disclosed in Section 4.15 of the Seller's Schedule with respect to all occurrences prior to the Closing Date; and

                (f) All books, records, correspondence and other information which relates exclusively to the assets of Seller to be retained by it pursuant to the terms of this Agreement.

        1.3 FURTHER ASSURANCES. From time to time after the Closing, Seller will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Buyer in order to vest in Buyer all right, title and interest of Seller in and to the Acquisition Assets and otherwise in order to carry out the purpose and intent of this Agreement.

        1.4 CLOSING. The closing of the transactions herein contemplated shall, unless another date, time or place is agreed to in writing by the parties, take place at the offices of Latham & Watkins, 633 W. 5th Street, Los Angeles, California at 10:00 a.m., local time, on April 18, 1997 ("Closing" or "Closing Date").

2.      CONSIDERATION TO BE PAID BY BUYER

        2.1 PURCHASE PRICE AND ALLOCATION. The purchase price for the Acquisition Assets shall be Six Hundred Forty-Four Thousand Three Hundred Eighty-Five Dollars ($644,385) (the fair market value of the Fixed Assets and inventory on the Determination Date as set forth in Exhibit A), plus Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). The purchase price shall be increased by an additional Three Hundred Seventy-Five Thousand Dollars ($375,000) if Seller's Apple Sales Agent Contracts are renewed on or before October 1, 1997. The parties agree that the portion of the purchase price attributable to the fair market value of the Fixed Assets shall be allocated to the Fixed Assets in accordance with that value. The additional Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) shall be allocated Two Million Dollars ($2,000,000) to goodwill and One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to the covenant not to compete set forth in
Section 6.5, and the additional Three Hundred Seventy-Five Thousand Dollars ($375,000) shall be allocated to goodwill.

    2.2 PAYMENT OF PURCHASE FOR FOR ACQUISITION ASSETS. The purchase price for the Acquisition Assets shall be paid by Buyer as follows:

         (a) At the Closing Buyer shall pay to Seller the sum of Four Million Two Hundred Forty-Four Thousand Three Hundred Eighty-Five Dollars ($4,244,385), less the amount of the obligations assumed pursuant to Section 6.9, by delivery of a bank cashier's check or other form of cash requested by Seller (including wire transfer of immediately collectible funds).

         (b) The additional Three Hundred Seventy-Five Thousand Dollars ($375,000) referred to in Section 2.l shall be paid to Seller within thirty
(30) days after written confirmation of the renewal of the Apple Sales Agent Contract referred to in that Section.

         (c) One Hundred Fifty Thousand Dollars ($150,000) (the "Retained Amount") shall be retained by Buyer to satisfy claims for indemnity pursuant to
Article 7. Six (6) months from the Determination Date, Buyer shall pay to Seller an amount equal to the Retained Amount minus all amounts applied by Buyer to satisfy indemnity claims pursuant to Article 7.

3.  ASSUMPTION OF EXECUTORY AND OTHER LIABILITIES.

    3.1 STATUTORY LIABILITIES ASSUMED BY BUYER. As further consideration for consummation of the transactions contemplated by this Agreement, subject to
Section 3.2, at the Closing Buyer shall assume and agree to pay when due and discharge and indemnify Seller and hold Seller harmless with respect to (i) the executory liabilities and obligations of Seller under each Contract in effect on the Closing Date and assigned to Buyer pursuant to Section 1.1.(c) and (ii) the liabilities of Seller to be assumed by Buyer pursuant to Sections 6.7 and 6.9.

    3.2 LIABILITIES NOT ASSUMED BY BUYER. Buyer shall not be deemed by anything contained in this Agreement to have assumed and Seller hereby agrees to indemnify Buyer and hold it harmless with respect to any liability of Seller except those specifically assumed by Buyer pursuant to Section 3.1.



4 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that;

    4.1 ORGANIZATION AND GOOD STANDING. Seller is duly organized, validly existing and in good standing under the laws of the State of New Jersey, with full corporate power to carry on the Business as it is now and has since its organization been conducted, and to own, lease or operate the Acquisition Assets. Seller is qualified to do business and is in good standing in each jurisdiction in which the nature of the Business or the character of Seller's properties makes such qualification necessary.

    4.2 AUTHORIZATION OF AGREEMENT. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments to be executed by Seller in connection with this Agreement have been (or upon execution will have been) duly executed and delivered by

Seller have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller.

    4.3 OWNERSHIP OF ACQUISITION ASSETS. Seller is the lawful owner of or has the right to use and transfer to Buyer each of the Acquisition Assets, and the Acquisition Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except as disclosed in Section 4.3 of the Seller's Schedule. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Acquisition Assets in Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

    4.4  PROPERTY OF SELLER.

         4.4.1 Real Property. Seller owns no real property which is used in the Business. There is listed in Section 4.4.1 of the Seller's Schedule an identification of each lease of real property under which Seller is a lessee or sublessee and which is used in the Business. Except as indicated in Section
4.4.1 of the Seller's Schedule:

         (a)   Each of the leases described in Section 4.4.1 of the Seller's
Schedule is a valid and binding obligation of Seller, and Seller does not have any knowledge that any of those leases is not a valid and binding obligation of each of the other parties thereto;

         (b) Seller is not, and Seller has no knowledge that any other party to any such lease is, in default with respect to any material term or condition thereof, and Seller has no knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any of the Acquisition Assets;

         (c) All of the buildings, fixtures and other improvements located on the real property described in Section 4.4.1 of the Seller's Schedule are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation;

         (d) Seller holds valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of such real properties and leaseholds; and

         (e) Seller has not experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Seller in the operation of the Business during such period

         4.4.2 TANGIBLE PERSONAL PROPERTY. There is listed in Section 4.4.2 of of the Schedule (i) a description and the location of each item of tangible personal property owned by Seller or in the possession of Seller which is to be transferred to Buyer pursuant hereto having on the date hereof a depreciated book value per unit in excess of Five Thousand Dollars ($5,000); and (ii) an identification of the owner of, and any agreement relating to the use of, each item of tangible personal property the rights to which are to be transferred to Buyer pursuant hereto under leases or other similar agreement which provide for rental payments at a rate in excess of Two Hundred Fifty Dollars ($250) per month. Except as indicated in Section 4.4.2 of the Seller's Schedule, each item of such tangible personal property is in good operating condition and repair.

         4.4.3 INTANGIBLE PERSONAL PROPERTY. There is listed in Section 4.4.3 of the Seller's Schedule (i) an identification of each item of the Proprietary Rights and (ii) a true and complete list of all licenses or similar agreement or arrangements to which Seller is a party either as licensee or licensor for each such item of the Proprietary Rights. Except as indicated in Section 4.4.3 of the Seller's Schedule:

         (a) There have been no actions or other judicial or adversary proceedings involving Seller concerning any of the items of the Proprietary Rights nor, to the best knowledge of Seller, is any such action or proceeding threatened;

         (b) Seller has the right and authority to use the items of the Proprietary Rights in connection with the conduct of the Business in the manner presently conducted and to convey that right and authority to Buyer, and such use does not conflict with, infringe upon or violate any patent, trademark or registration of any other person, firm or corporation;

         (c) There are no outstanding nor, to the best knowledge of Seller, threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements described in Section 4.4.3 of the Seller's Schedule;

         (d) Each item of the Proprietary Rights that was developed for Seller by a consultant or other outside party was so developed under a "work made for hire" agreement and is owned by Seller free of any claims by any such developers or outside parties. Copies of all such agreements have been attached to the Seller's Schedule; and

         (e) The conduct of the Business by Seller does not conflict with valid patents, copyrights, trademarks, trade secrets or trade names of others in any way likely to affect materially and adversely the Business, the Acquisition Assets, or the condition (financial or otherwise) or prospects of the Business.

         4.5 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. Seller has furnished to Buyer copies of: (a) unaudited statements of income for the Business for the fiscal years ended March 31, 1996 and 1995, and (b) an unaudited statement of income for the period ended February 28, 1997. All financial statements referred to in this Section 4.5 ("Financial Statements") are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present the results of operations of the Business for the respective periods covered by the statements of income contained therein.

         4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 4.6 of the Seller's Schedule, since February 28, 1997, there has not been any:

         (a) Transection by Seller with respect to the Business except in the ordinary course of the business as conducted on that date;

         (b) Destruction, damage to, or loss of any material asset of the Business (whether or not covered by insurance);

         (c) Labor dispute or other event or condition of any character materially and adversely affecting the prospects, earnings, properties or condition, financial or otherwise, of the Business;

         (d) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Seller related to the Business;

         (e) Increase in the salary or other compensation payable or to become payable by Seller to any employees of the Business, or the declaration, payment, or commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person;

         (f) Amendment or termination of any contract, agreement or license affecting the Business to which Seller is a party, or by which it or any of its assets or properties are subject, except in the ordinary course of the Business;

         (g) Waiver or release of any right or claim of Seller which relates to the Business;

         (h) Citation or notice of threatened citation received for any violations of any act, law, rule or regulation of any governmental entity or agency related to the Business;

         (i) Claim incurred for damages or alleged damages for actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance) related to the Business;

         (j) Sales, transfers, disposals of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of the Business, except in the ordinary course of the Business consistent with the past practices of Seller;

         (k) Agreements entered into granting any preferential rights to purchase any of the assets, properties or rights of the Business, or requiring the consent of any party to the transfer or assignment of any such assets, properties or rights;

         (l)   Agreement by Seller to do any of the things described in clauses
(a) through (k) above; or

         (m) Other changes in the condition, financial or otherwise, of the Business, or in its prospects, earnings or properties, whether or not arising from transactions in the ordinary course of business, that, individually or in the aggregate, have been materially adverse to the prospects, earning, properties or condition, financial or otherwise of the Business.

    4.7  AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. Except as indicated in
Section 4.7 of the Seller's Schedule, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not result in a breach of any of the teens and provisions of, or constitute a default under, or conflict with, any Contract, the Articles of Incorporation or Bylaws of Seller, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to the Business.

    4.8 LABOR AND EMPLOYMENT MATTERS. Section 4.8 of the Seller's Schedule contains a true and complete list of the names of all employees of the Business and all consultants material to the Business, their position with the Business, and their salary, bonus, employee benefits, accrued vacation times, sick pay, severance and other compensation as of the date hereof. There is no collective bargaining agreement or other labor agreement affecting any of the employees of the Business. Seller has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor related to the Business, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities, all amounts required to be withheld from all employees of the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in
Section 4.8 or 4.9 of the Seller's Schedule, there is no unfair labor practice complaint against Seller pending before any federal, state or local agency related to the Business; pending labor strike or other material labor trouble affecting the Business; material labor grievance pending against Seller relating to the Business; or pending representation question respecting the employees of the Business. Except as indicated in Section 4.8 of the Seller's Schedule, there are no employment or consulting contracts with employees of the Business not terminable on thirty (30) days' notice or less, and all employees of the Business are "at will" employees.

    4.9 PENSION AND EMPLOYEE BENEFIT PLANS. Except as set for in Section 4.9 of the Seller's Schedule,

         (a) Seller does not presently maintain, contribute to or have any plan or arrangement that (i) could subject Seller or Buyer (under any successor liability theory) to any current or potential multi-employer plan withdrawal liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (ii) is an unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section

3(1) of ERISA, except as required by section 4980B of the Code or sections 601 through 609 of ERISA.

         (b) With respect to each of the employee benefit plans in which any employee of the Business participates, Seller has furnished to Buyer true and complete copies of (i) the plan documents (including any related trust agreements), and (ii) the most recent determination letter received from the Internal Revenue Service, if applicable.

         (c)   Seller shall be responsible for satisfying the requirements of
Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA requirements) with respect to any employee of the Business who had a qualifying event prior to the Closing or for any employee of the Business not otherwise employed by Buyer after the Closing, to the extent required under the COBRA requirements. Buyer shall be responsible for satisfying the COBRA requirements for any employee of the Business employed by Buyer after the Closing, to the extent required under the COBRA requirements.

    4.10 LITIGATION. Except for (i) claims listed in Section 4.10 of the Seller's Schedule and (ii) claims for the collection of accounts arising out of the sale of goods or services in the ordinary course of business involving less than Two Thousand Dollars ($2,000) individually or Ten Thousand Dollars ($10,000) in the aggregate, there are no claims, disputes, actions, proceedings or investigations of any nature pending or, to the best knowledge of Seller, threatened against or involving the Business or any of the employees of the Business in connection with the Business conducted by Seller.

    4.11 CONTRACTS. Section 4.11 of the Seller's Schedule sets forth a true and correct list of each Contract, except:

         (a) Any Contract which is specifically identified in Section 4.4.1, 4.4.2, 4.4.3, 4.8 or 4.9 of the Seller's Schedule or which would be required to be disclosed therein but for specific exemptions contained in any of Sections 4.4.1, 4.4.2, 4.4.3, 4.8 or 4.9 of this Agreement;

         (b) Agreements for the purchase by Seller of goods, materials or services in the ordinary course of the Business involving less than Ten Thousand Dollars ($10,000) in consideration in each such case; and

         (c) Agreements for the sale by Seller of goods or services in the ordinary course of the Business in which the sales price of the goods or services to be sold is less than Five Thousand Dollars ($5,000) in each case.

Except as set forth in Section 4.11 of the Seller's Schedule:

               (i) Each Contract is a valid and binding agreement of Seller, and Seller does not have any knowledge that any of the Contracts is not a valid and binding agreement of the other parties thereto;

               (ii) Seller has fulfilled all material obligations required pursuant to each Contract to have been performed by Seller on its part prior to the date hereof, and Seller has no reason to believe that it will not be able to fulfill, when due, all of Seller's obligations under the Contracts which remain to be performed after the date hereof;

               (iii) There have been no material defaults under any Contract by Seller; Seller does not have any knowledge of any material default under any Contract by the other parties thereto; and Seller does not have any knowledge of any event which, with the giving of notice or the lapse of time, or both, would constitute a material default under any Contract;

               (iv) Seller has no actual knowledge of any fact which reasonably could be expected to cause Seller to be in material default under any Contract; and

               (v) Seller is under no liability or obligation for the return of inventory or products sold by Seller which is in the possession of customers.

Except as set forth in Section 4.11 of the Seller's Schedule, each Contract is fully assignable by Seller to Buyer and does not require the consent of any third party to effectuate such assignment.

    4.12 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller and which are necessary for the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

    4.13 COMPLIANCE WITH LAW. Except as set forth in Section 4.13 of the Seller's Schedule, the Business as conducted within the past three (3) years has not violated, and on the date hereof does not violate, in any material respect any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, conservation or corrupt practices), the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise) or prospects of the Business, and Seller has received no notice of any such violation within the past three (3) years.

    4.14 INSURANCE. Section 4.14 of the Seller's Schedule sets forth a true and correct list of all insurance policies of any nature whatsoever affecting the Business and maintained by Seller at any time during the past year. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the Business of, or any repairs or other work to be done on or with respect to any of the Acquisition Assets. Seller has not received any notice or other communication from any insurance company within the past year canceling any of these insurance policies and, to the best knowledge of Seller, no such cancellation is threatened. All such insurance has, at all times during the past year been carried on an occurrence, as opposed to a claims made, basis.

    4.15 CUSTOMERS. Except as disclosed in Section 4.15 of the Seller's Schedule, during the past twelve (12) months, not more than five percent (5%) of the revenues of the Business was attributable to a single customer or group of affiliated customers. To the best knowledge of Seller, no customer intends to cease doing business or materially decrease the amount of business it does with Seller or any successor to the Business, as a result of this transaction or for any other reason.

    4.16 ENVIRONMENTAL COMPLIANCE

         (a) Except as set forth in Section 4.16 of the Seller's Schedule, as of the Closing, no Hazardous Material (as defined in paragraph (d) below), underground storage tanks, pipes, or sumps are present on any Operations Facility, and to the best of Seller's knowledge, no reasonable likelihood exists that any Hazardous Material present on other property will come to be present on any Operations Facility. Seller has conducted no Hazardous Materials Activity in connection with the Business or at any of the Operations Facilities.

         (b) Seller has obtained no Environmental Permits (as defined in paragraph (d) below) in connection with the conduct of the Business, and none are required.

         (c) Seller has delivered to Buyer all records concerning activities of Seller and all environmental audits and environmental assessments of any Operations Facility conducted at the request of, or otherwise possessed by, Seller. Seller has complied with all environmental disclosure obligations imposed upon it with respect to the Business or the transactions contemplated herein under any applicable law.

         (d) For purposes of this Section 4.16, the following capitalized terms shall have the following meanings:

              (i) "Environmental Laws" shall mean all laws, rules, regulations, orders, treaties, statutes and codes of any federal, state, or local governmental authority relating to human health, safety, or the environment.

              (ii) "Environmental Permit" shall mean any approval, permit, license, clearance or consent required to be obtained from any private person or any governmental authority pursuant to any Environmental Law.

              (iii) "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

              (iv) "Hazardous Materials Activity" shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale, handling, or distribution of any Hazardous Material or any product containing a Hazardous Material.

    4.17 DISCLOSURE. This Agreement (including the Exhibits, the Seller's Schedule and any other writing to be provided by Seller pursuant hereto) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

    5.1 ORGANIZATION AND CORPORATE AUTHORITY. Buyer is duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Buyer is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary. This Agreement and all other agreements contemplated to be executed in connection herewith have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute legal, valid and binding obligations of Buyer.

    5.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which Buyer is a party or by which it is bound, Buyer's Articles of Incorporation or Bylaws, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Buyer.

    5.3 REGULATORY APPROVAL. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

    5.4 DISCLOSURE. This Agreement (including the Exhibits and any other writing to be provided by Buyer pursuant hereto) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances which they are made, not false or misleading.

6.       Certain Agreements of the Parties.

         6.1 Access. Between the date hereof and and Closing Date, (i) upon reasonable advance notice, authorized representatives of Buyer shall have reasonable access during normal business hours to all properties, books, records, contracts and documents of Seller which pertain to the Business, (ii) Seller will furnish to Buyer all information with respect to the Business that Buyer may reasonably request, and (iii) Buyer shall have the right to discuss the Business with the employees and customers of the Business.

         6.2 Confidentiality. Until the Closing, all information relating to seller obtained by Buyer and its authorized representatives pursuant to Section
6.1 or otherwise in connection with the transactions contemplated hereby shall be kept confidential by Buyer and shall not be used by it for any purpose other than in connection with the transactions contemplated hereby; provided, however, that the foregoing shall not apply to (i) any information generally available to the public on the date hereof or which becomes generally available to the public through no fault of Buyer, (ii) any information obtained by Buyer from a third party, having the right to disclose such information; and (iii) any information known by Buyer on December 31, 1996.

         6.3 Conduct of Business. The Business shall be conducted from the date hereof through the Closing Date in accordance with prior practice and in the ordinary course of the Business, and without limiting the generality of the foregoing Seller shall not, with respect to the Business (except with the prior written consent of Buyer): (i) enter any material transaction not in the ordinary course of the Business; (ii) sell or transfer any of the Acquisition Assets, including, without limitation, rights to know-how, intellectual property or other intangible assets, except sales in the ordinary course of the Business of inventory or immaterial amounts of other tangible personal property not required in the Business; (iii) mortgage, pledge, or encumber any of the Acquisition Assets; (iv) materially amend, modify or terminate any material Contract affecting the Business other than in the ordinary course of the Business; (v) increase, or commit to increase, the compensation payable to any employees of the Business, other than routine increases in the ordinary course of the Business not exceeding the greater of ten percent (10%) per annum or Five Thousand Dollars ($5,000) per annum for any of them individually; or (vi) materially alter the manner of keeping its books, accounts or records, or its accounting practices.

         6.4 Preservation of Organization. Seller shall use its reasonable best efforts to preserve the Business to keep available to Buyer the services of the employees of the Business, and to preserve for Buyer Seller's favorable business relationships with suppliers, customers and others with whom business relationships exist.

6.5      COVENANT NOT TO COMPETE.

         (a) Subject to the Closing having occurred, without the prior written consent of Buyer, Seller will not, directly or indirectly (whether through any partnership or limited liability company of which it is a member, through any trust in which it is a beneficiary, or through a corporation or other association in which it has any interest, legal or equitable, or in any other capacity whatsoever), engage in any business competitive with the Business (including, without limitation, the service and training aspects of the Business but excluding equipment sales and services incidental to government contracts not relating primarily to the kindergarten through twelfth grade education market) in any county or any other political subdivision of any state of the United States of America, including those counties in California listed on Exhibit B. This covenant not to compete shall extend for a period of three (3) years from the Closing Date.

         (b) Seller acknowledges that it intends to convey to Buyer all Proprietary Rights relating to the Business. Accordingly, notwithstanding the expiration of the covenant not to compete set forth in this Section 6.5 on the third (3rd) anniversary of the Closing Date, at all times thereafter Seller shall keep confidential and shall not disclose to others any Proprietary Rights and shall not use or permit to be used any Proprietary Rights.

         (c) The parties agree that the duration and area for which the covenant not to compete set forth in this Section 6.5 is to be effective are reasonable. If any court determines that the time period or the area, or both, are unreasonable and that such covenant is to that extent unenforceable, the parties agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America where this covenant is intended to be effective. Seller agrees that damages are an inadequate remedy for any breach of this covenant and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this covenant.

         (d) This covenant not to compete shall not bind a successor by merger to the Company in any states other than Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee, provided that such successor, prior to the merger, is not under common control with the Company and is engaged, in those other states, in sales of computer equipment and services to the kindergarten through twelfth grade education market at THE time of the merger.

         6.6 PERSONAL PROPERTY TAX ADJUSTMENTS AFTER CLOSING DATE. Personal property taxes with respect to the Acquisition Assets to be conveyed to Buyer pursuant hereto shall be prorated through the Closing Due, and such taxes shall be adjusted between the parties from time to time after the determination of the Closing Date Statement when such amounts become fixed, if the amounts accrued on the Closing Date Statement with respect thereto differ from the actual amounts.

6.7       CONDITION TO TRANSFER OF CERTAIN CONTRACTS.

         (a) Seller agrees that between the date hereof and the Closing Date it will use its reasonable best efforts to obtain the necessary consents to the assignment of each Contract which by its terms requires the consent of any of the other contracting parties thereto to an assignment to Buyer. As provided in
Section 8.1.3, it is a condition precedent to the obligations of each party hereto to close the transactions contemplated hereby that all required consents be obtained for each of the Contracts listed in Section 6.7 of the Seller's Schedule ("Contracts Requiring Consents").

         (b) At the Closing Buyer may elect to close the transactions contemplated hereby notwithstanding the fact that Seller may have failed to obtain consents to the transfer of one or more Contracts (other than Contracts Requiring Consents) which by their terms require the consent of any other contracting party thereto to the assignment thereof to Buyer. The terms of this paragraph (b) shall govern the transfer of the benefits of each such Contract (other than Contracts Requiring Consents). Notwithstanding anything herein to the contrary, the parties acknowledge and agree that at the Closing Seller will not assign to buyer any such Contract which by its terms requires the consent of any other contracting party thereto unless each consent has been obtained prior to the Closing Date. With respect to each such unassigned Contract, after the Closing Date Seller shall continue TO deal with the other contracting party(ies) to that Contract as the prime contracting party and shall use its reasonable best efforts to obtain the consent of all required parties to the assignment of such Contract, but Buyer shall be entitled to the benefits of such Contract accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such Contract; Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under such Contract the benefits of which Buyer is receiving after the Closing Date.

6.8       Warranty Obligations.

         (a) Except as provided in this Section 6.8, at the Closing Buyer shall assume and thereafter discharge all responsibilities of Seller to those in direct contractual relationship with Seller or Buyer, as the case may be, for breach (a "Breach of Warranty") of any express or implied warranty (including, without limitation, the implied warranties of merchantability and fitness for a particular purpose) granted by Seller within the two (2) year period immediately preceding the Closing Date in connection with Seller's conduct of the Business; provided, however, that if the aggregate amount of all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) (collectively, "Losses") reasonably incurred by Buyer in connection with all Breaches of Warranty exceeds Twenty-Five Thousand Dollars ($25,000), Seller shall indemnity and hold harmless Buyer for the amount by which such Losses exceeds Twenty-Five Thousand Dollars ($25,000).

         (b) Notwithstanding the terms of paragraph (a) above, Buyer shall not assume any of Seller's responsibilities for, and Seller hereby agrees to indemnify and hold harmless Buyer with respect to, all Losses incurred in connection with any claim for Breach of Warranty based upon facts known by Seller on or at any time prior to the Closing Date, including, without limitation, all claims for Breaches of Warranty disclosed in any section of the Seller's Schedule.

         (c) Buyer shall have the exclusive right In its sole discretion to defend, settle and compromise any claim of a type covered by the indemnification provisions of paragraph (a) above; provided, however, that if at any time the Losses incurred by Buyer in connection with all Breaches of Warranty which may give rise to an indemnity obligation of Seller exceed Twenty-Five Thousand Dollars ($25,000), Buyer will promptly notify Seller of each such claim and, when known, the facts constituting the basis for the claim. With respect to each claim described In the foregoing provisions of this
Section 6.8, Seller and Buyer shall have the rights of an indemnifying party and indemnified party, respectively, set forth in Article 7 with respect to each claim which may give rise to an indemnity obligation of Seller, and shall be subject to the limitations on indemnity set forth in Section 7.5.

         (d) Seller shall have the exclusive right in its sole discretion to defend, settle and compromise any claims of a type covered by the indemnification provisions of paragraph (b) above.

         6.9 EMPLOYEES AND EMPLOYMENT CONTRACT. Seller acknowledges that Buyer intends to hire those employees of Seller listed on Section 4.8 of the Seller's Schedule. Seller will cooperate fully in providing the necessary information or to perform any other duties as may be reasonably requested by Buyer to accomplish this result. The employees listed on Section 4.8 of the Seller's Schedule shall be terminated by Seller immediately prior to the Closing and deemed a "new hire" by Buyer; provided, however, that Buyer shall give credit, for seniority, vesting, vacation and similar purposes, for time served with Seller by those employees. Buyer shall assume the obligations of Seller for vacation pay and related matters (if any) in the amounts which are listed on
Section 4.8 of the Seller's Schedule, and the aggregate amount of those obligations shall be deducted from the purchase price. In addition, at the Closing, Buyer will enter into an employment contract substantially in the form attached hereto as Exhibit C with Steve Morse ("Employment Contract").

         6.10 NON-SOLICITATION. Except for employees of Seller to be hired by Buyer at the closing, neither Buyer nor Seller will, for a period of three (3) years from the date of this Agreement, directly or indirectly, solicit for employment, or knowingly permit any company or business organization controlled by it to solicit for employment, any person who is currency employed by the other party; provided, however, that such restriction shall not apply with respect to an individual whose employment with either Buyer or Seller has been terminated for a period of three (3) months or longer.

         6.11 OPERATION OF THE BUSINESS BEFORE CLOSING. During the period beginning (and including) April 1, 1997, and through the Closing, Seller shall operate the Business for the benefit of Buyer (except for the collection of accounts receivable which existed as of the close of business on March 31, 1997, which belong to Seller) in the same manner as if Seller were continuing to operate the Business for its own benefit, including use of the same overhead allocation methodology. At the Closing, Seller shall deliver to Buyer a schedule setting forth (reasonable detail) its actual direct expenses and cost of goods sold (other than goods already purchased by Buyer pursuant to Section 1.1) in running the Business during that period, which shall be reimbursed by Buyer at the Closing net of any revenues (other than as described above) generated by the Business during that period.

         6.12 SUBLEASE AND SERVICES. As soon as possible after the Closing, Buyer and Seller shall negotiate in good faith and enter into an agreement to provide for the sublease of certain office space by Buyer from Seller and for the provision of certain services by Seller to Buyer. A general description of the terms to be contained in that agreement are set forth on Exhibit D.

7. INDEMNIFICATION. In addition to the indemnity payable by Seller and Buyer pursuant to Section 6.8, the following Sections 7.1 through 7.6 provide for the payment of certain other indemnities by the parties hereto. Payment of indemnity for items specified in this Article 7 shall be governed exclusively by the terms of this Article, and payment of indemnity for items specified in Section 6.8 shall be governed by said Section.

     7.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer harmless with respect to any and all Losses reasonably incurred by Buyer, in connection with each and all of the following:

         (a) Any breach of any representation or warranty made by Seller in this Agreement;

         (b) The breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other instrument contemplated by this Agreement;

         (c) Any misrepresentation contained in any statement or certificate furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

         (d) Any claims against, or liabilities or obligations of, Seller not specifically assumed by Buyer pursuant TO this Agreement; and

         (e) The failure of Buyer to obtain the protections afforded by compliance with the notification requirements of the Bulk Sales Laws in force in the jurisdictions in which such laws may be applicable either to Seller or to the transactions contemplated by this Agreement

    7.2 INDEMNIFICATION BY BUYER. Buyer shall indemnity and hold harmless Seller in respect of any and all Losses reasonably incurred by Seller, in connection with each and all of the following:

         (a) Any breach of any representation or warranty made by Buyer in this Agreement;

         (b) The breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other instrument contemplated by this Agreement;

         (c) Any misrepresentation contained in any statement or certificate furnished by Buyer pursuant to this Agreement; and

         (d) Any liability or obligation specifically assumed by Buyer pursuant to this Agreement.

   7.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification ("indemnified party") shall promptly notify the other party ("indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or amount estimate of the liability arising herefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification as provided in
Section 7.4.

    7.4 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified parry in writing its obligations to indemnity the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in reasonably prudent manner.

    7.5 LIMITATIONS ON INDEMNIFICATION. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation as any time made by or on behalf of the parties hereto and shall expire on the first
(1st) anniversary of the Closing Date, except (i) as to any matter as to which a claim is submitted in writing to the indemnifying party prior to such first
(1st) anniversary and identified as claim for indemnification pursuant to this Agreement and (ii) as to any matter which is based upon willful fraud by the indemnifying party, with respect to which the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No claim or action for indemnity pursuant to Sections
7.1 or 7.2 for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the preceding sentence except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. In the absence of fraud or gross negligence, all indemnification under this Agreement shall be limited to Four Hundred Thousand Dollars ($400,000). If fraud or gross negligence is present, such indemnification shall be limited to the amount of the purchase price for the Acquisition Assets.

8.   Conditions to Closing

     8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of Seller and Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

            8.1.1 NO ACTION OR PROCEEDING. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

            8.1.2 COMPLIANCE WITH LAW. All permits, approvals, and consents of all governmental bodies or agencies which counsel for Buyer or for Seller may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with applicable laws shall have been obtained.

            8.1.3 CONSENTS TO ASSIGNMENTS OF CONTRACTS. All necessary consents to the assignment of all Contracts Requiring Consents shall have been obtained in written instruments reasonably satisfactory to Buyer and Seller.

     8.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction contemplated hereby shall be, at the option of Buyer, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

            8.2.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained in this Agreement or in any other document of Seller delivered pursuant hereto shall be true and correct in all material respects on the closing Date, and at the Closing Seller shall have delivered to Buyer a certificate to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of Seller.

            8.2.2 SELLER'S PERFORMANCE. Each of the obligations of Seller to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing Seller shall have delivered to Buyer a certificate to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Seller.

            8.2.3 AUTHORITY. All actions required to be taken by, or on the part of, Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Seller.

            8.2.4 ADDITIONAL CLOSING DOCUMENTS OF SELLER. Buyer shall have received at the Closing the following documents, dated the Closing Date:

         (a) Copies, certified by the Secretary an Assistant Secretary of Seller, of resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby;

         (b) Bills of sale and assignment, in form and substance reasonably satisfactory to counsel for Buyer, covering the items of personal property included in the Acquisition Assets;

         (c) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquisition Assets or any part thereof as Buyer may reasonably require to assure the full and effective transfer to it of the Acquisition Assets;

         (d) The Employment Contract duly executed by Steve Morse; and

         (e) Such other documents as Buyer may reasonably request.

         8.2.5 NO ADVERSE CHANGES. Between the date of this Agreement and the Closing Date no damage, destruction or loss of any of the Acquisition Assets, whether or not covered by insurance, which has had or may reasonably be expected to have a material and adverse effect on the Business or its prospects shall have occurred, nor shall any other event or condition which has had or which reasonably may be expected to have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties or prospects of the Business have occurred.

     8.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated hereby shall be, at the option of Seller, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

         8.3.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date, and at the Closing Buyer shall have delivered to Seller a certificate to such effect, signed by the President, any Executive Vice President, any Senior Vice President, or any Vice President and the Secretary or any Assistant Secretary of Buyer.

         8.3.2 BUYER'S PERFORMANCE. Each of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing Buyer shall have delivered to Seller a certificate to such effect signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and the Secretary or any Assistant Secretary of Buyer.

         8.3.3 AUTHORITY. All actions required to be taken by, or on the part of, Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Buyer.

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         8.3.4 ADDITIONAL CLOSING DOCUMENT OF BUYER. Seller shall have received at the Closing the following documents, each dated the Closing Date:

         (a) Copies, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and all other agreements, documents or instruments relating hereto and the consummation of the transactions contemplated hereby;

         (b) Instruments executed by Buyer, in form and substance reasonably satisfactory to counsel for Seller, pursuant to which Buyer assumes the executory obligations of Seller under each Contract;

         (c) The check or other form of cash required to be delivered by Buyer at the Closing pursuant to Section 2.2;

         (d) The Employment contract executed by Buyer; and

         (e) Such other closing documents as Seller may reasonably request.

9. DISPUTE RESOLUTION. Except for matters with respect to which injunctive relief is sought, all claims, disputes and other matters in controversy (a "dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Article 9.

      9.1 MEDIATION. Neither party shall continence an arbitration proceeding pursuant to the provisions of Section 9.2 unless that party first gives a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the dispute has not been resolved by mediation as provided above within sixty (60) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Section 9.2.

     9.2  ARBITRATION.

         (a) Any dispute that is not settled through mediation as provided in
Section 9.1 above shall be resolved by arbitration in Dallas, Texas, governed by the Federal Arbitration Act, 9 U.S.C. section 1 et seq, and administered by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this
Section 9.2, by a single arbitrator. Persons eligible to be selected as an arbitrator shall be limited to lawyers with excellent academic and professional credentials (i) who are or have been a partner in a highly respected law firm for at least 15 years specializing in either general commercial litigation

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or general corporate matters and (ii) who have had both training and experience as an arbitrator. Each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified in accordance with the criteria set forth herein. If the parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate three persons who, in its opinion, meet the criteria set forth herein, which designees may include persons named on any list previously submitted by the AAA. Each party shall be entitled to strike one of such three designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designee(s) which have not been so stricken by either party in accordance with their indicated order of mutual preference to the extent possible. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

            (b) Notwithstanding the foregoing, if the dispute is determined by a single arbitrator as contemplated, or if the parties agree to a panel of three arbitrators to be selected in accordance with the applicable AAA rules, and in the event the dispute is determined by less than the unanimous decision of the three arbitrators, then upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

     9.3 Costs and Attorneys' Fees, If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award

     9.4 Tolling Statute of Limitations. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article 9 are pending. The parties will take such action, if any, required to effectuate such tolling.

10.  Miscellaneous

     10.1 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two (2) days after mailed by United States Express Mail Service, postage prepaid, return receipt requested, to the parties, their

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successors in or assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

            If to Buyer:      Computer Plus, Inc.
                              295 Santa Ana Court
                              Sunnyvale, CA 94086-4512
                              Attention: Chairman and Chief Executive Officer

            With a Copy to:   Snell & Wilmer L.L.P.
                              1920 Main Street, Suite 1200
                              Irvine, CA 92614-7060
                              Attention: Gregg Amber, Esq.

            If to Seller:     DataFlex Corporation
                              2145 Calumet Avenue
                              Clearwater, FL 34625
                              Attention: President

            With a Copy to:   Holland & Knight
                              400 N. Ashley Drive, Suite 2300
                              Tampa, FL 33602-4300
                              Attn: Bob Grammig, Esq.

     10.2 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective permitted successors and assigns.

     10.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to conflicts of law principles.

     10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     10.5 Indemnification for Brokerage. Buyer and Seller each represent and warrant to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Each party hereto agrees to indemnify and hold and save harmless the other from any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

     10.6 PUBLICITY. Seller and Buyer agree that press releases and other announcements to be made by either of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, Seller and Buyer may respond to inquires relating to this Agreement and the transactions contemplated hereby by the press, securities analysts, employees or customers without any notice or further consent of the other.

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     10.7   COMPLETE AGREEMENTS. This Agreement, the Exhibits hereto, the
Seller's Schedule and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

     10.8 MODIFICATIONS, AMENDMENTS AND WAIVERS. At any time prior to the Closing Date or termination of this Agreement, the parties may, by written agreement (but not otherwise):

            (a) Extend the time for the performance of any of the obligations or other acts of the parties hereto;

            (b) Waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement;

            (c) Waive compliance with any of the covenants or agreements contained in this Agreement; or

            (d) Amend or supplement any of the provisions of this Agreement.

     10.9 INTERPRETATION. The headings contained in this Agreement are for reference pruposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.10 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

     10.11 DUE DILIGENCE INVESTIGATION. All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

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     10.12  EXPENSES OF TRANSACTIONS. The parties shall be equally responsible for paying all sales taxes arising out of the transfer of the Acquisition Assets to Buyer pursuant to the terms of this Agreement. All other fees, costs and expenses (including fees of investment bankers, if any) incurred by Buyer or Seller in connection wiht the transactions contemplated by this Agreement shall be borne by the party incurring them.

     This Agreement has been executed as of the date first above written.

                        COMPUTER PLUS, INC.


                        By:/s/ Bob Walter
                           ------------------------------------------------
                           Bob Walter, Chairman and Chief Executive Officer

                                             "Buyer"


                        DATAFLEX CORPORATION


                        By:/s/ Anthony Lembo
                           ------------------------------------------------
                           Anthony Lembo, President

                                             "Seller"

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